EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into as of May 20, 2025 (the “Effective Date”), by and among NFiniTi 2 Inc. (the “Subsidiary”), a corporation and wholly owned subsidiary of NFiniTi Inc., a Nevada corporation (“NFTN”), and CyberSyn Holdings LLC., a Nevada limited liability company (“CyberSyn” or the “Private Company”). Each of the NFTN, Subsidiary and CyberSyn may be referred to herein individually as a “Party” and collectively as the “Parties.””

RECITALS

WHEREAS, NFiniTi 2 desires to acquire from CyberSyn all of the issued and outstanding membership interests of CyberSyn (the “CyberSyn Interests”), so that CyberSyn shall become a wholly-owned subsidiary of NFiniTi 2;

WHEREAS, in exchange for the CyberSyn Shares, NFiniTi 2 shall issue to CyberSyn equity representing ninety percent (90%) of the total issued and outstanding equity of NFiniTi 2, with the remaining ten percent (10%) to remain the property of NFTN;

WHEREAS, CyberSyn shall be entitled to designate three (3) of the five (5) members of the Board of Directors) of NFiniTi 2 and NFTN shall be entitled to designate two (2);

WHEREAS, NFTN shall provide NFiniTi 2 with access to a five hundred thousand (500,000) dollar convertible note. Terms of the convertible note will be contained in the convertible note agreement;

WHEREAS, the Board of Directors of each of CyberSyn, NFiniTi 2 and NFTN has approved this Agreement and the transactions contemplated hereby, including the exchange of the CyberSyn Interests for equity in NFiniTi 2;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. EXCHANGE OF INTERESTS

1.1 Transfer of Interests.

At the Closing (as defined below), CyberSyn shall sell, assign, transfer, and deliver to NFiniTi 2 all of the CyberSyn Shares, free and clear of any liens, pledges, encumbrances, or third-party claims, and NFiniTi 2 shall accept and acquire all of the CyberSyn Interests.

1.2 Issuance of Equity.

In exchange for the CyberSyn Interests, NFiniTi 2 shall issue to CyberSyn equity interests representing ninety percent (90%) of the total issued and outstanding equity of NFiniTi 2. The remaining ten percent (10%) of the equity of NFiniTi 2 shall be issued to NFTN as a dividend from NFiniTi 2.

1.3 Conversion Trigger.

In the event that NFiniTi 2 Inc. (or the business operations of CyberSyn) is spun off or otherwise separated from NFTN, whether by dividend, distribution, or other means (the “Spin-Off”), the ownership of NFiniTi 2 (or the spun-off entity) shall be as follows:

1

NFTN shall retain ten percent (10%) of the issued and outstanding equity of NFiniTi 2 (or the spun-off entity) immediately following the effectiveness of the Spin-Off.

CyberSyn shall receive ninety percent (90%) of the issued and outstanding equity of NFiniTi 2 (or the spun-off entity), less any equity interests or rights to equity that are required to be issued to NFTN as a result of CyberSyn financing arrangements or other contractual agreements to entered into prior to the Spin-Off.

1.4 Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures on a date mutually agreed by the parties, but in no event later than three (3) business days after the satisfaction or waiver of all conditions to closing set forth herein (the “Closing Date”), unless otherwise agreed by the parties in writing.

a)

CyberSyn shall deliver to NFiniTi 2 an assignment of the CyberSyn Interests duly executed by CyberSyn in favor of NFiniTi 2, together with all other instruments and documents reasonably requested by NFiniTi 2 to effectuate the transfer of the CyberSyn Interests to NFiniTi 2; and

b)

NFiniTi 2 shall issue to CyberSyn the equity interests representing ninety percent (90%) of the total issued and outstanding equity of NFiniTi 2, and shall issue the remaining ten percent (10%) of the equity to NFTN as a dividend.

1.5 Tax Treatment.

The parties intend that the transaction contemplated by this Agreement shall qualify as a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and shall report the transaction consistently with such characterization.

2. REPRESENTATIONS AND WARRANTIES OF NFINITI 2

NFiniTi 2 hereby represents and warrants to CyberSyn as of the Effective Date and as of the Closing Date as follows:

2.1 Organization and Good Standing.

NFiniTi 2 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. NFiniTi 2 has all requisite corporate power and authority to own, lease, and operate its assets and to carry on its business as now conducted.

2.2 Authority and Authorization.

NFiniTi 2 has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NFiniTi 2 and the consummation by NFiniTi 2 of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NFiniTi 2. This Agreement has been duly executed and delivered by NFiniTi 2 and constitutes the legal, valid, and binding obligation of NFiniTi 2, enforceable against it in accordance with its terms.

2

2.3 No Conflict.

The execution, delivery, and performance by NFiniTi 2 of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

a)	conflict with or violate any provision of the articles of incorporation, bylaws, or other governing documents of NFiniTi 2;

b)

conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or require any consent under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to the loss of any benefit under, any material contract, lease, agreement, permit, license, authorization, or other instrument or obligation to which NFiniTi 2 is a party or by which any of its properties or assets are bound; or

c)

conflict with or violate any applicable law, statute, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which NFiniTi 2 is subject or by which any of its assets or properties are bound.

2.4 Consents and Approvals.

No consent, waiver, approval, order, permit, or authorization of, or registration, declaration, or filing with, any governmental entity or other third party is required by or with respect to NFiniTi 2 in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for filings required under applicable securities laws.

2.5 Litigation.

There is no action, suit, arbitration, proceeding, claim, or investigation pending or, to the knowledge of NFiniTi 2, currently threatened against NFiniTi 2 or any of its properties or assets before any court, arbitrator, or governmental authority.

2.6 Brokers.

NFiniTi 2 has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF CyberSyn

CyberSyn hereby represents and warrants to NFiniTi 2 as of the Effective Date and as of the Closing Date as follows:

3.1 Organization and Good Standing.

CyberSyn is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada. CyberSyn has all requisite limited liability company power and authority to own, lease, and operate its assets and to carry on its business as now conducted.

3.2 Authority and Authorization.

CyberSyn has all necessary limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CyberSyn and the consummation by CyberSyn of the transactions contemplated hereby have been duly authorized by all requisite action of CyberSyn and its members. This Agreement has been duly executed and delivered by CyberSyn and constitutes the legal, valid, and binding obligation of CyberSyn, enforceable against it in accordance with its terms.

3

3.3 Ownership of Interests.

Jorge Guinovart is the sole and lawful owner of one hundred percent (100%) of the membership interests in CyberSyn, free and clear of any liens, pledges, encumbrances, options, claims, charges, restrictions, or rights of third parties. Upon the transfer of the CyberSyn Interests to Subsidiary A at the Closing, Subsidiary A will acquire good and valid title to one hundred percent (100%) of the issued and outstanding membership interests of CyberSyn, free and clear of any liens, claims, encumbrances, or restrictions.

3.4 No Conflict.

The execution, delivery, and performance by CyberSyn of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

a)	conflict with or violate the articles of organization or operating agreement of CyberSyn;

b)

conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or require any consent under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to the loss of any benefit under, any material contract, lease, agreement, permit, license, authorization, or other instrument or obligation to which CyberSyn is a party or by which any of its properties or assets are bound; or

c)

conflict with or violate any applicable law, statute, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which CyberSyn is subject or by which any of its assets or properties are bound.

3.5 Consents and Approvals.

No consent, waiver, approval, order, permit, or authorization of, or registration, declaration, or filing with, any governmental entity or other third party is required by or with respect to CyberSyn in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such filings as may be required under applicable securities laws.

3.6 Litigation.

There is no action, suit, arbitration, proceeding, claim, or investigation pending or, to the knowledge of CyberSyn, currently threatened against CyberSyn or any of its properties or assets before any court, arbitrator, or governmental authority. CyberSyn is not subject to any judgment, order, or decree of any court or governmental agency, and there is no legal action or governmental proceeding pending or, to the knowledge of CyberSyn, threatened that would materially affect the legality, validity, or enforceability of this Agreement or the transactions contemplated hereby.

3.7 Compliance with Laws.

CyberSyn is in compliance in all material respects with all laws applicable to its business, operations, or properties. CyberSyn has not received any written notice of violation of any applicable law which has not been fully remedied.

4

3.8 Tax Matters.

CyberSyn has filed all material tax returns required to be filed by it and has paid all taxes shown to be due on such tax returns. CyberSyn has no material liability for unpaid taxes except as accrued in its books and records. There is no claim or assessment pending against CyberSyn for any alleged deficiency in any tax, and CyberSyn has no knowledge of any threatened claim for such assessment.

3.9 Financial Condition.

CyberSyn maintains accurate books and records and has provided NFiniTi 2 with access to any available financial statements or internal financial information reasonably requested. CyberSyn has no material liabilities or obligations, contingent or otherwise, other than as disclosed in writing prior to the Effective Date.

3.10 Disclosure.

No representation or warranty by CyberSyn contained in this Agreement, and no statement contained in any certificate or other document furnished or to be furnished by CyberSyn to NFiniTi 2 pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

4. COVENANTS AND AGREEMENTS

4.1 Governance of NFiniTi 2.

CyberSyn shall have the right to designate three (3) of the five (5) members of the Board of Directors of NFiniTi 2, and NFTN shall have the right to designate the remaining two (2) members. This composition of the Board is fixed and shall not be amended, modified, or reconstituted in any manner until the occurrence of a spin-off or comparable liquidity event.

4.2 Spin-Off Mechanics.

NFTN shall use commercially reasonable efforts to effectuate a spin-off of NFiniTi 2 (or the business operations of CyberSyn) on such terms and conditions as may be approved by NFTN’s Board of Directors. The spin-off may occur through a dividend, distribution, or other separation of assets, liabilities, and/or operations into a new entity. The parties acknowledge and agree that:

a)	the Spin-Off shall be structured in a tax-efficient manner, where practicable;

b)	the consummation of the Spin-Off shall be subject to compliance with applicable corporate, regulatory, and securities laws, and the receipt of all required consents and approvals; and

Nothing in this Section shall obligate NFTN to effectuate a Spin-Off if doing so would be impracticable or contrary to applicable law or fiduciary duty.

4.3 Restrictive Legends.

The equity interests issued by NFiniTi 2 to CyberSyn pursuant to this Agreement (and any securities issued upon any subsequent conversion thereof) shall bear a legend substantially in the following form:

5

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.”

NFiniTi 2 shall make a notation in its records regarding the foregoing restrictions and shall take all reasonable steps to ensure compliance with applicable securities laws.

4.4 Cooperation and Further Assurances.

Each party shall, at any time and from time to time after the Closing, at the request of the other party and without further consideration, execute and deliver such other instruments and take such actions as the requesting party may reasonably request to more effectively consummate the transactions contemplated hereby and to carry out the purposes of this Agreement.

4.5 Public Announcements.

Neither party shall issue any press release or public statement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, except as may be required by law, regulation, or the rules of any national securities exchange. In the event a public disclosure is required by applicable law or regulation, the disclosing party shall, to the extent practicable, consult with the other party in advance and consider in good faith any comments provided.

4.6 Access to Information.

Prior to and following the Closing, NFiniTi 2 shall afford CyberSyn and its authorized representatives reasonable access during normal business hours and upon reasonable advance notice to all books and records of NFiniTi 2 as may be necessary for tax, accounting, regulatory compliance purposes, or for purposes of confirming CyberSyn’s rights as an equity holder in NFiniTi 2, provided that such access shall not unreasonably interfere with the operations of NFiniTi 2.

5. CONDITIONS TO CLOSING

5.1 Conditions to Obligations of All Parties.

The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by each such party on or prior to the Closing Date of the following conditions:

a)

No governmental authority shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, injunction, order, or decree that is in effect and that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

b)

No action, suit, or proceeding shall have been instituted or threatened before any court or governmental authority seeking to restrain or prohibit, or to obtain damages or a discovery order in connection with, the consummation of the transactions contemplated hereby.

6

5.2 Conditions to Obligations of NFiniTi 2.

The obligations of NFiniTi 2 to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by NFiniTi 2 on or prior to the Closing Date of the following conditions:

a)

The representations and warranties of CyberSyn contained in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct only as of such date.

b)

CyberSyn shall have performed and complied in all material respects with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by CyberSyn on or prior to the Closing Date.

c)

NFiniTi 2 shall have received a duly executed Assignment of Membership Interests from CyberSyn, in form and substance reasonably satisfactory to NFiniTi 2, transferring all right, title, and interest in and to the CyberSyn Interests to NFiniTi 2.

d)	NFiniTi 2 shall have received a certificate of good standing for CyberSyn from the Secretary of State of Nevada dated no more than ten (10) days prior to the Closing Date.

e)	No material adverse change shall have occurred with respect to the business, financial condition, assets, or liabilities of CyberSyn since the Effective Date.

5.3 Conditions to Obligations of CyberSyn.

The obligations of CyberSyn to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by CyberSyn on or prior to the Closing Date of the following conditions:

a)

The representations and warranties of NFiniTi 2 contained in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct only as of such date.

b)

NFiniTi 2 shall have performed and complied in all material respects with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by NFiniTi 2 on or prior to the Closing Date.

c)	CyberSyn shall have received a certificate of good standing for NFiniTi 2 from the Secretary of State of Nevada dated no more than ten (10) days prior to the Closing Date .

6. MISCELLANEOUS

6.1 Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice or conflict of law provisions or rules. Any dispute, controversy, or claim arising out of or relating to this Agreement, including its interpretation, performance, breach, or termination, shall be resolved exclusively by final and binding arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules. The place of arbitration shall be Clark County, Nevada. Judgment on any arbitration award may be entered in, and each party irrevocably submits to the exclusive jurisdiction of, the state or federal courts located in Clark County, Nevada, for purposes of enforcing any such award.

7

6.2 Entire Agreement.

This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, and understandings, whether oral or written, between the parties with respect to such subject matter.

6.3 Amendments and Waivers.

No amendment or modification of this Agreement shall be effective unless it is in writing and signed by each party hereto. No waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by the party against whom the waiver is to be effective. No waiver by any party of any breach or default shall be deemed a waiver of any other breach or default.

6.4 Assignment.

This Agreement and the rights and obligations hereunder shall not be assigned or otherwise transferred by any party without the prior written consent of the other party, except that NFiniTi 2 may assign this Agreement to any successor entity by merger, consolidation, or sale of all or substantially all of its assets, provided that such successor expressly assumes NFiniTi 2’s obligations hereunder.

6.5 No Third-Party Beneficiaries.

Except as otherwise expressly provided herein, nothing expressed or implied in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

6.6 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission, email in portable document format (.pdf), or by other electronic means shall be deemed original signatures for all purposes.

6.7 Severability.

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

6.8 Specific Performance.

Each of the parties acknowledges and agrees that the other party would be irreparably damaged in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Accordingly, in addition to any other remedy to which it may be entitled at law or in equity, each party shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

8

6.9 Costs and Expenses.

Except as otherwise expressly provided herein, each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

6.10 Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9

{Signature Page Follows}

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

NFiniTi 2 Inc.
a Nevada Corporation

By:	/s/ Brian Johnston
Name: Brian Johnston
Title: Chief Executive Officer

NFiniTi Inc.
a Nevada Corporation

By:	/s/ Brian Johnston
Name: Brian Johnston
Title: Chief Executive Officer

CyberSyn Holdings Inc.
a Nevada Limited Liability Company

By:	/s/ Jorge Guinovart
Name: Jorge Guinovart
Title: Managing Member

10